UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2004

IMAGE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

California	0-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20525 Nordhoff Street, Suite 200, Chatsworth, California 91311

(Address of principal executive offices, including zip code)

(818) 407-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 4.01  Changes In Registrant’s Certifying Accountant

KPMG LLP previously served as the independent registered public accounting firm for Image Entertainment, Inc. (the “Company”).  Effective October 8, 2004, the Audit Committee of the Board of Directors of the Company terminated KPMG and appointed BDO Seidman, LLP as the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years, and the subsequent interim period through October 8, 2004, the Company did not consult with BDO Seidman regarding any of the matters or events set forth in Item 304(2)(2)(i) and (ii) of Regulation S-K.

KPMG’s reports on the Company’s consolidated financial statements for each of the fiscal years ended March 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of Image Entertainment, Inc. as of and for the years ended March 31, 2004 and 2003, contained a separate paragraph stating that, “On April 1, 2002, the Company adopted Financial Accounting Standards Board Statement No. 142, Accounting for Goodwill.”  In connection with the audits of the fiscal years ended March 31, 2004 and 2003 and the interim period through October 8, 2004, there have been no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference in connection with their opinion to the subject matter of the disagreements.

The Company has provided KPMG with a copy of the foregoing disclosures, and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  Attached as Exhibit 16.1 is a copy of KPMG’s letter dated October 12, 2004.

The Company expressly disclaims any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

ITEM 9.01  Financial Statements and Exhibits

(c)  Exhibits

16.1                    Letter from KPMG LLP dated October 12, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: October 12, 2004	By:	/s/ JEFF M. FRAMER
		Name:	Jeff M. Framer
		Title:	Chief Financial Officer